UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2007

Main Street Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-33723	41-2230745
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1300 Post Oak Bouelvard, Suite 800, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713 350 6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 31, 2007, Main Street Capital Corporation ("Main Street") entered into a Treasury Secured Revolving Credit Agreement (the "Credit Agreement") among Main Street, Wachovia Bank, National Association and Branch Banking and Trust Company ("BB&T"), as administrative agent for the lenders. On the date of this filing, Main Street did not have any outstanding borrowings under the Credit Agreement.

Under the Credit Agreement, the lenders have agreed to extend revolving loans to Main Street in an amount not to exceed $100,000,000. The purpose of the Credit Agreement is to provide flexibility in the sizing of portfolio investments and to facilitate the growth of Main Street’s investment portfolio. The Credit Agreement has a two year term and bears interest, at Main Street’s option, either (i) at the LIBOR rate or (ii) at a published prime rate of interest, plus 25 basis points in each case. The applicable interest rates under the Credit Agreement would be increased by 15 basis points if usage under the Credit Agreement is in excess of 50% of the days within a given calendar quarter. The Credit Agreement also requires payment of 15 basis points per annum in unused commitment fees based on average daily unused balances under the facility.

The Credit Agreement is secured by certain securities accounts maintained by BB&T and is also guaranteed by certain of Main Street’s subsidiaries. The Credit Agreement contains cross default provisions to other material debt of Main Street and contains certain affirmative and negative covenants, including but not limited to, (i) maintaining a cash collateral coverage ratio (as defined) of at least 1.01 to 1.0, (ii) maintaining an interest coverage ratio (as defined) of at least 2.0 to 1.0, and (iii) maintaining a minimum tangible net worth (as defined).

BB&T and the other lenders under the Credit Agreement, and their respective affiliates, may from time to time receive customary fees and expenses in the performance of investment banking, financial advisory or other services for Main Street.

The above summary is not complete and is qualified in its entirety to the full text of the Credit Agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1 Treasury Secured Revolving Credit Agreement
dated December 31, 2007

10.2 Security Agreement dated December 31, 2007

10.3 Control Agreement dated December 31, 2007

10.4 Custody Agreement dated December 31, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Capital Corporation

January 3, 2008	By:	/s/ Rodger A. Stout

Name: Rodger A. Stout
Title: Chief Accounting Officer, Chief Compliance Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Treasury Secured Revolving Credit Agreement dated December 31, 2007
10.2	Security Agreement dated December 31, 2007
10.3	Control Agreement dated December 31, 2007
10.4	Custody Agreement dated December 31, 2007